Exhibit 99.1

Sensus Healthcare Reports Fourth Quarter and Full Year 2019 Financial Results

Fourth quarter net income up 10-fold to $1.0 million, diluted EPS of $0.06

Conference call begins at 4:30 p.m. Eastern time today

BOCA RATON, Fla. (February 13, 2020) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for oncological and non-oncological conditions, announces financial results for the three and 12 months ended December 31, 2019.

Highlights from the fourth quarter of 2019 and recent weeks include (all comparisons are with the fourth quarter of 2018, unless otherwise indicated):

•	Revenues were $8.5 million, compared with $8.1 million for the fourth quarter of 2018
•	Net income was $1.0 million, or $0.06 per diluted share, compared with $0.1 million, or $0.01 per diluted share
•	Gross margin expanded by 440 basis points due to higher selling prices and product mix
•	Adjusted EBITDA, a non-GAAP financial measure, was $1.2 million, compared with $0.4 million
•	Shipped 25 SRT systems during the fourth quarter, including 16 SRT-100 Vision™ systems
•	Worldwide installed base of SRT systems at year-end was 471 systems
•	Shipped a Sculptura™ Modulated Robotic Brachytherapy with Beam Sculpting™ capabilities and Robotic Respiratory Tracking to a leading California-based medical center

Management Commentary

“We closed 2019 with an excellent fourth quarter featuring a 5% increase in revenue over a strong prior-year comparison, while generating meaningful profitability,” said Joe Sardano, Sensus Healthcare’s chairman and chief executive officer. “When Sensus came public almost five years ago, we projected profitability in 2020. With much of the research and development that supported new products including Sculptura and Sentinel™ now behind us, we are determined to be profitable for the year.

“During the quarter we shipped 26 systems, including 16 SRT-100 Vision systems, nine SRT-100 and SRT-100+ systems and one Sculptura system. Our Sentinel software is embedded in our SRT-100+ units and allows the practice to better manage the system with billing and real-time alerts, among other capabilities, while we provide remote service and monitoring. The SRT-100+ helps us provide more efficient service to our customers, while making a shared revenue program, which began in the third quarter of 2019, possible. Currently 34% of the systems we have sold have associated recurring service revenues, up from 26% a year ago. While the bulk of premium-priced SRT-100 Vision systems were sold to a key customer, we also sold a Vision system to a dermatology practice in Idaho during the quarter. We are pleased with our relationship with this key customer and are working with them to refine our agreement.

“We recently announced the sale of our third Sculptura system, this one to a leading California-based medical center. This follows sales to the Perelman Center for Advanced Medicine at the University of Pennsylvania, with which we have a research agreement, and to Beilinson Hospital of the Rabin Medical Center in Tel Aviv. We are in discussions with several more key institutions and expect these sales to occur in the first half of the year. Penn is gearing up for research work with Sculptura in the very near future.

Mr. Sardano continued, “We believe our international sales are poised for a rebound following the geopolitical upheaval in China during 2019. We look forward to resuming sales there as the U.S./China trade war appears to be resolving, noting the recent coronavirus outbreak has added unexpected uncertainty. In addition, we received regulatory clearance in Korea during the fourth quarter and sold an SRT-100 unit to Vietnam. Overall, we believe the entire Asia market holds promise.

“During the fourth quarter we promoted several professionals from within our organization to new executive positions. These individuals have impressive qualifications, discipline, dedication, and a focus on profitability. As we approach the 10-year anniversary of the founding of Sensus Healthcare this June, we expect to have placed our 500th unit and to be well on our way to sustained profitability,” Mr. Sardano concluded.

Fourth Quarter Financial Results

Revenues for the fourth quarter of 2019 were $8.5 million, compared with $8.1 million for the fourth quarter of 2018. The increase was primarily due to higher average selling prices.

Gross profit for the fourth quarter of 2019 was $5.5 million, or 64.1% of revenues, compared with $4.9 million, or 60.2 % of revenues, for the fourth quarter of 2018.

Selling and marketing expense for the fourth quarter of 2019 was $2.5 million, compared with $2.4 million for the fourth quarter of 2018. The increase was primarily due to higher headcount.

General and administrative expense for the fourth quarter of 2019 was $1.1 million, compared with $1.0 million for the fourth quarter of 2018. The increase was primarily due to bad debt expense of $0.4 million, largely offset by a decline in payroll expense.

Research and development expense for the fourth quarter of 2019 was $0.9 million, compared with $1.5 million for the fourth quarter of 2018. The decrease was mainly due to lower expenses related to Sculptura development, as commercial production begins.

Net income for the fourth quarter of 2019 was 1.0 million, or $0.06 per diluted share, compared with net income of $0.1 million, or $0.01 per diluted share, for the fourth quarter of 2018.

Adjusted EBITDA for the fourth quarter of 2019 was $1.3 million, compared with $0.4 million for the fourth quarter of 2018. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash and investments were $15.5 million as of December 31, 2019, compared with $15.4 million as of December 31, 2018. The company had no long-term debt and no outstanding borrowings on its revolving line of credit as of December 31, 2019.

Full Year 2019 Financial Results

Total revenues for 2019 were $27.3 million, compared with $26.4 million for 2018. Gross profit for 2019 was $17.6 million, or 64.4% of revenue, compared with $16.9 million, or 64.0% of revenue, for 2018.

Selling and marketing expense increased to $9.1 million for 2019 from $8.5 million in the prior year, primarily due to higher headcount. General and administrative expense decrease to $4.0 million for 2019 from $4.1 million for 2018, mostly due to lower payroll expense. Research and development expense was $6.4 million for 2019, compared with $6.3 million for 2018. The increase was primarily attributable to the FDA clearance of Sculptura as well the Company’s ramp-up to production.

The net loss for 2019 was $(1.7) million, or $(0.10) per share, compared with a net loss of $(2.0) million, or $(0.14) per share, for 2018.

Adjusted EBITDA for 2019 was $(0.8) million, compared with $(0.4) million for 2018.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Sensus Healthcare management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest, income taxes, depreciation, amortization and stock compensation expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

SENSUS HEALTHCARE, INC.

GAAP TO NON-GAAP RECONCILIATION

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018

Net Loss, as reported	$1,039,102	$101,912	$(1,700,003)	$(2,022,761)
Add:
Depreciation and amortization	130,591	230,829	545,717	658,255
Stock compensation expense	150,101	159,129	620,925	982,624
Interest, net	(54,711)	(70,658)	(268,289)	17,406
Adjusted EBITDA, non GAAP	$1,265,083	$421,212	$(801,650)	$(364,476)

Conference Call and Webcast

The Company will host an investment community conference call today beginning at 4:30 p.m. Eastern time, during which management will discuss financial results for the 2019 fourth quarter and year, provide a business update and answer questions. To access the conference call, the dial-in numbers are 888-567-1603 (U.S. and Canada) or 862-298-0702 (International). Please direct the operator to be connected to the Sensus Healthcare conference call. The call will be webcast live and can be accessed here, and may also be found in the Investor Relations section of the Company’s website at www.sensushealthcare.com.

Following the conclusion of the conference call, a replay will be available and can be accessed by dialing 888-539-4649 (U.S. and Canada), or 754-333-7735 (International). At the prompt, enter replay code 150864 followed by the # sign. An archived webcast of the call will also be available in the Investor Relations section of the Company’s website for a period of time.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for both oncological and non-oncological conditions. The Sculptura™ modulated robotic brachytherapy radiation oncology system provides targeted directional anisotropic radiation therapy (ART) and brachytherapy utilizing our proprietary, state-of-the-art 3D Beam Sculpting™ to treat patients undergoing cancer treatment during surgery, or at the tumor site, fast and efficiently. Sensus also offers its proprietary low-energy X-ray technology known as superficial radiation therapy (SRT), which is the culmination of more than a decade of research and development, to treat non-melanoma skin cancers and keloids with its SRT-100™, SRT-100+™ and SRT-100 Vision™ systems. With its portfolio of innovative medical device products, Sensus provides revolutionary treatment options to enhance the quality of life of patients around the world.

For more information, visit www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ''forward-looking statements.'' In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately," "potential" or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of our product lines; our ability to successfully commercialize our products; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future; our ability to expand, manage and maintain our direct sales and marketing organizations; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our current reliance on third party manufacturers and sole- or single-source suppliers, as well as our ability to successfully transition manufacturing of our products in-house; our ability to reduce the per unit manufacturing costs; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; concentration of our customers in the U.S. and China, including the concentration of sales to one particular customer in the U.S.; and other risks described from time to time in Sensus Healthcare's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our "Cautionary Note Regarding Forward-Looking Information" and the factors described in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:
LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

(Tables to follow)

SENSUS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2019	2018

Assets
Current Assets
Cash and cash equivalents	$8,100,288	$12,484,256
Investment in debt securities	7,389,407	2,892,190
Accounts receivable, net	14,011,180	13,145,934
Inventories	2,997,120	1,628,817
Prepaid and other current assets	1,505,176	1,750,994
Total Current Assets	34,003,171	31,902,191
Property and Equipment, Net	1,082,428	891,029
Patent Rights, Net	337,351	433,737
Deposits	101,561	24,272
Operating Lease Right-of-Use Assets, Net	1,400,037	-
Total Assets	$36,924,548	$33,251,229
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$4,779,435	$5,166,239
Deferred revenue, current portion	1,191,898	722,025
Operating lease liabilities, current portion	309,524	-
Product warranties	187,454	136,217
Total Current Liabilities	6,468,311	6,024,481
Operating lease liabilities, Net of Current Portion	1,115,529	-
Deferred Revenue, Net of Current Portion	1,339,285	766,732
Total Liabilities	8,923,125	6,791,213
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding	-	-
Common stock, $0.01 par value – 50,000,000 authorized; 16,540,478 issued and 16,485,780 outstanding at December 31, 2019; 16,145,915 and 16,112,461 issued and outstanding at December 31, 2018.	165,404	161,459
Additional paid-in capital	43,314,123	39,957,905
Treasury stock, 54,698 and 33,454 shares at cost, at December 31, 2019 and 2018, respectively.	(252,570)	(133,816)
Accumulated deficit	(15,225,534)	(13,525,532)
Total Stockholders’ Equity	28,001,423	26,460,016
Total Liabilities and Stockholders’ Equity	$36,924,548	$33,251,229

SENSUS HEALTHCARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018

Revenues	$8,509,409	8,080,998	$27,263,248	$26,427,190
Cost of Sales	3,051,269	3,219,649	9,706,104	9,516,302
Gross Profit	5,458,140	4,861,349	17,557,144	16,910,888
Operating Expenses
Selling and marketing	2,453,383	2,384,863	9,103,136	8,531,622
General and administrative	1,070,695	960,594	4,004,682	4,124,214
Research and development	949,671	1,484,639	6,417,619	6,260,406
Total Operating Expenses	4,473,749	4,830,096	19,525,437	18,916,242
Income (Loss) From Operations	984,391	31,253	(1,968,293)	(2,005,354)
Other Income (Expense)
Interest income	54,711	70,659	268,290	139,278
Interest expense	-	-	-	(156,685)
Other Income (Expense), net	54,711	70,659	268,290	(17,407)
Net Income (Loss)	$1,039,102	$101,912	$(1,700,003)	$(2,022,761)
Net Income (Loss) per share – basic	$0.06	$0.01	$(0.10)	$(0.14)
diluted	$0.06	$0.01	$(0.10)	$(0.14)
Weighted average number of shares used in computing net loss per share – basic	16,405,281	15,946,627	16,323,748	14,115,757
diluted	16,428,207	16,020,569	16,323,748	14,115,757